SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K
                                -----------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): January 14, 2004


                      Y3K Secure Enterprise Software, Inc.
              ------------------------------------------------------
              (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada

                 (State or Other Jurisdiction of Incorporation)

                0-26709                                     98-0201259
      ------------------------------           --------------------------------
      (Commission File Number)                 (IRS Employer Identification No.)


                 108 West Stewart, Puyallup , Washington, 98371
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (253) 284-2935
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
           ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 14, 2004, Y3K Secure Enterprise Software, Inc. ("the Registrant"), through its wholly owned subsidiary Ecuity Holdings, Inc., a Washington corporation ("Ecuity"), purchased a substantial portion of the assets ("Assets") of Fox Communications, Inc., a Washington corporation ("Fox"), as more fully described in the press release attached as Exhibit 99.1. The purchase (the "Transaction") was pursuant to an Asset Purchase Agreement ("Purchase Agreement") dated January 14, 2004 which is filed herewith as Exhibit 2.1.

         Pursuant to the Purchase Agreement, the purchase price for the Assets is $3,775,000 in cash payable by Ecuity and 6,775,775 shares of the Registrant's common stock. Based on the closing bid price for the Registrant's common stock on January 14, 2004, the shares issued to Fox in connection with the Transaction have been valued at $1,151,882. The Registrant paid $100,000 of the cash portion of the purchase price at closing and the balance of $3,675,000 is to be paid pursuant to the terms of a promissory note ("Note") issued to Fox by Ecuity. The Note calls for payments of the following amounts and on the following dates:

              January 20, 2004                                $50,000
              February 5, 2004                               $150,000
                 March 5, 2004                               $150,000
                 April 5, 2004                             $2,125,000
               August 15, 2004                             $1,200,000

Payment of the Note is secured by all of the Assets and pursuant to a Stock Pledge Agreement by the issued and outstanding shares of Ecuity, all of which shares are held by the Registrant. In addition, the Registrant is a guarantor of the Note pursuant to a Parent Guaranty agreement between the Registrant and Fox. The Registrant and Ecuity expect to finance the Note payments through additional equity investments into the Registrant including invested capital it anticipates it will receive under an Equity Line of Credit Agreement with Cornell Capital Partners, L.P.

         The assets acquired by Y3K include the competitive local exchange carrier ("CLEC") consisting of a customer base of 18,000 residential and business customers, conferencing and ISP operations, voice over internet protocol services, fully functioning customer service and billing capabilities. Additionally, the Transaction included the recently upgraded Network Operation Center ("NOC") that allows for the significant expansion of unified end-to-end communication solutions through the addition of voice over IP (VoIP). In addition to the growth of the unified products and services, Registrant believes that the new NOC increases efficiencies, reduces costs and has a positive impact on operating revenue. The Assets acquired by the Registrant are more particularly described in the attached Purchase Agreement, but include:

     - Certain fixed assets and equipment, as well as any and all permits, licenses, consents and approvals held by Fox which are assignable to Ecuity. All such fixed assets and equipment, which Fox had used in its operation as a converged internet content provider and producer of affinity portals, shall be used in a similar manner by Ecuity.

     - All of Fox's right, title and interest in and to a number of websites, including foxinternet.com, as well as any other tangible or intangible assets of Fox used or useful in the joint operations that existed prior to the Transaction, but excluding certain assets listed in the Purchase Agreement.

         Prior to the consummation of the Transaction, the Registrant and Fox had been operating under a Joint Operating Agreement the parties entered into in September 2003. Under that agreement In December 2003 the Registrant and Fox began joint development and marketing operations for their emerging line of secure communication solutions for the consumer and small to medium size business markets. The Assets acquired by the Registrant under the Purchase
Agreement were principally those Fox Assets that were necessary for the complete integration of Fox's business into the Registrant's. As part of the Transaction, Ecuity has offered employment to those Fox employees that are associated with the operation and management of the business represented by the Assets.

         With the acquisition of the Assets, the Registrant believes that it has positioned itself to emerge as one of the few companies nationwide to provide complete voice and secure communications and technologies to small and medium sized businesses. Fox's operations and management are expected to be integrated into a newly formed telecommunications subsidiary of Y3K over the next 90 days.

         The purchase price for the Assets, including the number of shares of the Registrant's common stock received by Fox as a result of the Transaction was determined by arms-length negotiations between the persons then serving as Officers and directors of Fox and the officers and directors of the Registrant.

         Lonnie Benson and Steve Forbes, the chairman and president of Fox, respectively will be retained by Ecuity as part-time consultants. In addition, Mr. Benson was appointed to the Board of Directors of the Registrant. Mr. Frank Maros moves from sales and marketing at Fox to President of Ecuity. Otherwise, the Transaction did not result in a change in the Registrant's directors and officers.

         CAUTIONARY DISCLOSURE RELATING TO FORWARD LOOKING STATEMENTS

         Statements made in this document include forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Statements that are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions, are intended to identify forward looking statements. Although the Registrant believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of the Registrant's business strategy and competition, any of which may cause actual results to differ materially from those described in the statements.

         Factors which could impact future operations and results include (among other things) competition from other companies with greater financial and other resources than Ecuity and the Registrant, the ability of Ecuity to attract or continue to attract sufficient numbers of customers for its services and software, keeping up with changes in technology, general economic conditions, and similar considerations. In addition, other factors that could cause actual results to differ materially are discussed in the Registrant's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. The Registrant disclaims any obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

         The description of the Transaction contained herein is qualified in its entirety by reference to the Purchase Agreement dated January 14, 2004, and the press release dated January 15, 2004, attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item
7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K by March 25, 2004, which is not later than 60 days after January 24, 2004.

(b) Pro Forma Financial Information

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

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item
7(b). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K by March 25, 2004, which is not later than 60 days after January 24, 2004.

(c) Index to Exhibits

2.1. Asset Purchase Agreement dated January 14,2004 between Ecuity Holdings, Inc., and Fox Communications, Inc. The following Schedules and Exhibits to this Asset Purchase Agreement are omitted pursuant to Item 601 (b) (2) of Regulation S-B (but will be provided to the Commission upon request):

         Schedules
         ---------
         Schedule 1.1     Purchase Assets
         Schedule 1.2     Excluded Assets
         Schedule 2.2     Adjustment Report
         Schedule 2.3     Purchase Price Allocation
         Schedule 4.4     Material Adverse Effect Since the Financial Statements
         Schedule 4.5     Court Order
         Schedule 4.6     Liens
         Schedule 4.7     Intellectual Property
         Schedule 4.8     Insurance
         Schedule 4.9     Material Agreements
         Schedule 4.10    Employees
         Schedule 4.12    Real Property Leases
         Schedule 4.13    Employee Plans

         Exhibits
         --------
         Exhibit A         Promissory Note
         Exhibit B         Security Agreement
         Exhibit C         Voting Agreement
         Exhibit D         Bill of Sale
         Exhibit E         Assumption Agreement
         Exhibit F         L. Benson Consulting Agreement
         Exhibit G         Trademark License
         Exhibit H         Stock Pledge Agreement
         Exhibit I         Guaranty

10.1 Promissory Note dated January 14,2004 issued to Fox Communications, Inc by Ecuity Holdings, Inc.
10.2 Stock Pledge Agreement between Y3K Secure Enterprise Software, Inc. and Fox Communications, Inc.
10.3 Guaranty issued by Y3K Secure Enterprise Software, Inc. to Fox Communications, Inc.
99.1     Press Release dated January 15, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      Y3K Secure Enterprise Software, Inc.


                         By: /s/ King Cole
                         --------------------
                         King Cole, President


DATED: January 26, 2004

Exhibit 2.1

                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN

                         FOX COMMUNICATIONS CORPORATION

                                       AND

                              ECUITY HOLDINGS, INC.

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") dated January 14, 2004, is between Ecuity Holdings, Inc., a Washington corporation ("Buyer"), and a wholly owned subsidiary of Y3K Secure Enterprise Software, Inc., a Nevada corporation ("Y3K"), and Fox Communications Corporation, a Washington corporation ("Seller").

         Seller owns and operates a business which provides residential and business personalized communications plans for long distance, Internet, and conference calling business (the "Business");

         Buyer desires to purchase certain of the assets of Seller relating to the Business and assume the rights and obligations of Seller for the Assumed Liabilities (as defined in Section 1.3 below), all as more particularly described below.

         Therefore, the parties agree as follows:

                                    ARTICLE 1
                           SALE AND PURCHASE OF ASSETS

         1.1.  Assets to be Purchased.  Subject to the terms and  conditions set
         ----------------------------
forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase from Seller, at the Closing (as defined herein), all of Seller's right, title and interest in and to all of the assets, properties and rights of Seller, of every kind and description, real, personal and mixed, tangible and intangible, wherever situated, constituting the Business (other than the Excluded Assets defined in Section 1.2) (which purchased assets, properties and rights are herein sometimes called the "Purchased Assets"). The Purchased Assets shall include without limitation the following assets, properties and rights of Seller used in the conduct of the Business, except as otherwise expressly set forth in Section 1.2:

                  (a) All equipment, furniture, fixtures, inventory, operating supplies, computers, computer peripherals, and other similar personal property, located at Seller's offices at 5210 Carillon Point, Kirkland, Washington ("Carillon Point") and at 2001 6th Avenue, Suite 3360-B, Seattle,
Washington ("Westin"), including without limitation such property that is identified and/or described on Schedule 1.1 attached hereto, but excluding the personal property described in Section 1.2;

                  (b) All rights under all written or oral contracts, agreements, leases, plans, instruments, or other documents, commitments, arrangements, undertakings, practices or authorizations relating to the Business, including without limitation the Material Agreements, as defined in
Section 4.9, in each case to the extent the same are assignable or transferable to the Buyer and excluding any contracts or agreements that are specifically described herein as Excluded Assets or Excluded Liabilities (collectively, the "Assigned Contracts");

                  (c) Originals or copies of all books, records and files relating to the Business or the Purchased Assets, including without limitation accounting and personnel records other than those identified as Excluded Assets;

                  (d) All prepaid items, customer deposits, and unbilled costs and fees;

                  (e) All files, records, price lists, operations manuals, including customer, supplier, vendor, and subcontractor lists and databases related to the Business;

                  (f) All rights of Seller to payment for services billed by Seller and unpaid prior to the Closing Date (the "Accounts Receivable");

                  (g)      All lock boxes of Seller; and

                  (h)      Those   trademarks,  trade   names,   service  marks,
service  names,  logos or  similar  proprietary  rights of Seller  described  on
Schedule 1.1 ("Purchased IP").

         1.2        Excluded  Assets.  The Purchased Assets do not and shall not
                    ----------------
include any of the following "Excluded Assets" of Seller, as such Excluded Assets are specifically identified and/or described on Schedule 1.2 attached hereto, and specifically including the following:

                  (a)      Any  cash  or  cash   equivalents,   marketable
securities, short-term investments or other securities held by Seller (including without limitation Seller's equity interest in Who's Calling, Inc. ("Who's Calling"), other than advance payments or deposits described in Section 1.1(d);

                  (b)      Any bank accounts of Seller;

                  (c) Any rights which accrue or will accrue to Seller under this Agreement;

                  (d) Any rights or choses in action arising out of occurrences before the Closing;

                  (e) Those trademarks, trade names, service marks, service names, logos or similar proprietary rights of Seller listed on Schedule
1.2 (provided, however, that the Purchased IP described in Section 1.1(h) shall not be included in the Excluded Assets, and provided further that Seller shall grant Buyer a license to certain intellectual property rights pursuant to the provisions of Section 3.2(g));

                  (f) The rights to any of Seller's claims for federal, state, local or foreign tax refunds;

                  (g) Any books or records that Seller is required by law to retain, any books or records related to the Excluded Liabilities, or Seller's corporate minute books and payroll records;

                  (h)      Permits,   licenses,   franchises,   consents  or
authorizations issued by, and all registrations and filings with, any governmental agency, except to the extent that any such permits, licenses, franchises, consents or authorizations relate to the Business and/or Purchased Assets and are assignable to the Buyer.

                  (i) The personal property that is owned by Who's Calling, but located at Carillon Point , at the Westin, or at the Network Operation Center ("NOC") included in the Purchased Assets, and as further described on Schedule 1.2; for avoidance of doubt, the Who's Calling's Network and Acme Sessions Directors located at the NOC ("Who's Calling NOC Equipment") shall constitute Excluded Assets;

                  (j) The Stromberg switch and related equipment and software as described on Schedule 1.2; and

                  (k) Such other assets set forth on Schedule 1.2 (collectively, the "Excluded Assets").

         1.3        Assumed  Liabilities.  Effective  at 12:01 AM on January 2,
                    --------------------
2004 ("Assumed Liabilities Effective Time"), Seller shall assign, and Buyer shall assume, and agree to pay, discharge or perform, as appropriate, (i) all of Seller's duties, obligations and liabilities arising from and after the Assumed Liabilities Effective Time under the Assigned Contracts, (ii) all obligations of Seller to pay for goods and services provided to Seller and unpaid prior to the Assumed Liabilities Effective Time (the "Accounts Payable"), and (iii) all liabilities and obligations arising out of events occurring on or after the Assumed Liabilities Effective Time or related to Buyer's use or ownership of the Assets or conduct of the Business, other than those expressly set forth in
Section 1.4 (collectively, the "Assumed Liabilities"); for avoidance of doubt, all income received by Fox on or after the Assumed Liabilities Effective Time shall be part of the Purchased Assets and promptly made available to the Buyer upon Closing.

         1.4        Excluded Liabilities. Buyer shall not assume, pay, discharge
                    --------------------
perform or in any way be responsible or liable for the following liabilities or obligations of Seller (the "Excluded Liabilities"):

                  (a) any federal, state or local income or other tax payable with respect to the Business, Purchased Assets, or any other properties or operations of Seller for any period prior to the Assumed Liabilities Effective Time;

                  (b) any liability or obligation under or in connection with the Excluded Assets;

                  (c) any liability or obligation relating to or arising out of that certain Promissory Note, dated March 18, 2002, payable to Windsor Investors, LLC, in the original principal amount of $4,038,282.38 (the "Windsor Note"); and

                  (d) any obligations between Seller and Who's Calling, other than as expressly provided in this Agreement.

                                    ARTICLE 2
                                 PURCHASE PRICE

         2.1        Purchase Price.  The aggregate  purchase to be paid by Buyer
                    --------------
to Seller hereunder shall be 6,775,775 shares of common stock, .001 par value per share, of Y3K (the "Y3K Shares") and Three Million Seven Hundred Seventy Five Thousand Dollars ($3,775,000), as adjusted pursuant to Schedule 2.2
(collectively, the "Purchase Price"). At Closing, Buyer will pay the Purchase Price as follows:

                  (a) in cash, by Buyer's check, or other mutually acceptable form of payment, $100,000 (the "Cash Purchase Price");

                  (b) a secured promissory note, in the principal amount of $3,675,000, substantially in the form attached hereto as Exhibit A, (the "Promissory Note"). The terms of the Promissory Note, and the related Security Agreement, substantially in the form attached hereto as Exhibit B ("Security Agreement"), shall also provide for a 15 day grace period prior to triggering any default provisions, including Seller's exercise of any rights under that certain Voting Agreement, substantially in the form attached hereto as Exhibit C ("Voting Agreement"), and an additional cure period of sixty (60) days during which cure period the Buyer shall be allowed to cure any default under terms of the Promissory Note provided Buyer proceeds diligently to effect such cure and during which the Seller will refrain from foreclosing on any collateral securing Buyer's obligations under the Note; and

                  (c)        a stock certificate representing the Y3K Shares.

         2.2        Purchase  Price  Adjustment.   The  Purchase  Price shall be
                    ---------------------------
adjusted by netting Seller's accounts receivable, accounts payable, and pre-paid items as of the Assumed Liabilities Effective Time, as shown on Schedule 2.2, which Schedule shall be agreed upon by the parties within five (5) business days following the Closing. Within such five-day period, Seller will deliver to Buyer a report (the "Adjustment Report"), showing in detail adjustments to be made to the Purchase Price, together with any documents substantiating the determination of the adjustments to the Purchase Price set forth in the Report. Such adjustment shall serve to increase or reduce the final installment due under the Promissory Note.

         2.3        Purchase  Price  Allocation.   The  Purchase  Price shall be
                    ---------------------------
allocated as shown on Schedule 2.3, which Schedule shall be as mutually agreed by the parties within ten (10) days hereof. Once such allocation has been agreed upon, Buyer and Seller agree to be bound by the allocation and will not take any position inconsistent with such allocation and will file all returns and reports with respect to the transactions contemplated by this Agreement, including all federal, state and local tax returns, on the basis of such allocation.

                                    ARTICLE 3
                                   THE CLOSING

         3.1        Time,  Date and Place of Closing.   This  transaction  shall
                    -------------------------------
close and all deliveries to be made (the "Closing") shall take place at the offices of Cairncross & Hempelmann, P.S., 524 Second Avenue, Suite 500, Seattle,

Washington 98104, subject to Article 9, on December 31, 2003, or such earlier date, place and/or time as the parties may agree (the "Closing Date"). Notwithstanding the foregoing, the Assumed Liabilities shall be assigned by Seller and assumed by Buyer effective as of the Assumed Liabilities Effective Time.

         3.2        Seller's Obligations at the Closing.    At  or  prior to the
                  -----------------------------------
Closing, Seller shall execute and deliver or cause to be executed and delivered to Buyer:

                  (a) the Security Agreement, securing Buyer's obligations under the Promissory Note, signed by Seller;

                  (b)      a  bill  of  sale  and   assignment   agreement
substantially in the form of Exhibit D attached hereto, with appropriate schedules attached (the "Bill of Sale and Assignment");

                  (c) an assumption agreement substantially in the form attached hereto as Exhibit E (the "Assumption Agreement") providing for Buyer's assumption of the Assumed Liabilities;

                  (d) a consulting agreement for Lonnie Benson, substantially in the form attached hereto as Exhibit F (the "L.Benson Consulting Agreement"), duly executed by Mr. Benson, providing for a monthly consulting payment in the amount of $15,000 for a period of twenty-four months;

                  (e) a trademark license substantially in the form attached hereto as Exhibit G (the "Trademark License") providing for a one year, royalty free, non-exclusive license to use the trademarks and such other trademarks, service marks, and trade names as the parties may mutually agree;

                  (f) a secretary's certificate certifying resolutions of the shareholders and Board of Directors of the Seller approving the transactions contemplated by this Agreement;

                  (g)      the Voting Agreement,

                  (h) a Stock Pledge Agreement, relating to the pledge by Y3K of the stock of Buyer, substantially in the form attached hereto as Exhibit H (the "Stock Pledge Agreement"); and

                  (i) such other instruments and certificates as Buyer may reasonably request in connection with the Closing.

         3.3        Buyer's   Obligations  at  the  Closing.  At or prior to the
                    ---------------------------------------
Closing, Buyer and/or Y3K shall execute and/or deliver or cause to be executed and/or delivered to Seller:

                  (a)      the Cash Purchase Price;

                  (b)      the Promissory Note;

                  (c) the Security Agreement, together with appropriate UCC-1 financing statements;

                  (d)      the Trademark License;

                  (e)      certificates representing the Y3K Shares;

                  (f)      the Assumption Agreement;

                  (g)      the L. Benson Consulting Agreement;

                  (h) a secretary's certificate certifying resolutions of the Buyer's Board of Directors approving the transactions contemplated by this Agreement;

                  (i)      the Voting Agreement;

                  (j)      the Stock Pledge Agreement;

                  (k)      a  Guaranty  substantially  in  the   form   attached
hereto as Exhibit I (the "Guaranty") pursuant to which Y3K guarantees the obligations of the Buyer under this Agreement, the Note and the Related Agreements (as defined below); and

                  (k) such other instruments and certificates as Seller may reasonably request in connection with the Closing.

         3.4        Further  Assurances.  Following the Closing Date, each party
                    -------------------
shall execute, acknowledge and deliver any further assurances, documents and instruments as the other party may reasonably request in connection with the transactions contemplated by this Agreement. Following the Closing Date, Seller and Buyer shall allow one another, and their respective counsel, accountants and other representatives, such access to records which after the date hereof are in such party's custody or control as the other party reasonably requires in order to comply with its obligations under any applicable law.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to and except as set forth in the Disclosure Schedule attached hereto, the Seller hereby represents and warrants to the Buyer as follows:

         4.1        Organization and Standing.  The Seller is a corporation duly
                    -------------------------
organized under the laws of the State of Washington and has full corporate power and authority to conduct its business as presently conducted, and to enter into and perform this Agreement and all other agreements, instruments and documents contemplated hereby (the "Related Agreements") to be executed by Seller and to carry out the transactions contemplated by this Agreement and the Related Agreements. The Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition (a "Material Adverse Effect") of the Seller.

         4.2        Authority   for   Agreement.  The  execution,  delivery  and
                    ---------------------------
performance by the Seller of this Agreement and the Related Agreements, and the consummation by the Seller of the transactions contemplated hereby and thereby, will, prior to the Closing, be duly authorized by all necessary corporate action. At the Closing, this Agreement and each of the Related Agreements will have been duly executed and delivered by the Seller and will constitute valid and binding obligations of the Seller enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Related Agreements, and compliance with their provisions by the Seller will not violate any provision of law nor conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the Seller's Articles of Incorporation or Bylaws or any decree, judgment, order, statute, rule or regulation applicable to the Seller.

         4.3        Condition of Purchased  Assets.  THE  PURCHASED  ASSETS ARE
                    ------------------------------
BEING SOLD TO BUYER ON AN "AS-IS," "WHERE-IS" BASIS, AND NO WARRANTY IS GIVEN BY SELLER AND NO REPRESENTATION IS MADE BY SELLER IN RELATION TO THE CONDITION, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, SUITABILITY, FUNCTIONALITY OR LACK OF DEFECTS OF THE PURCHASED ASSETS.

         4.4        Financial  Statements.  The Seller has delivered to Buyer a
                    ---------------------
copy of the unaudited financial statements of the Seller as of September 30, 2003 (the "Financial Statements"). The Financial Statements are complete and accurate for the periods referenced therein and present fairly in all material respects the financial position of the Seller as at the date thereof and the results of its operations and cash flows for the period indicated therein. Except as described on Schedule 4.4, since the date of the Financial Statements there has been no material adverse change in the financial condition of the Seller.

         4.5        Litigation.  Other than as  described  in the D.A.N.  Order
                    ----------
Adopting and Implementing the Special Master's Petition (No. 03-2-20511-7SEA), attached hereto as Schedule 4.5 (the "Court Order"), there is no litigation, action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Seller's knowledge, any threat thereof, against the Seller, which questions the validity of this Agreement or any of the Related Agreements, or the right of the Seller to enter into them, or consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any Material Adverse Effect. The Seller is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         4.6        Property and Assets. The Seller has good title to all of the
                    -------------------
Purchased Assets, and none of the Purchased Assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those described in Schedule 4.6. Under terms of the Promissory Note, Seller shall be obligated to use payments made to it after April 1, 2004 to satisfy and discharge those liens securing Fox's obligations under the Windsor Note.

         4.7        Intellectual   Property.   The  Seller  owns  or   possesses
                    -----------------------
sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes (collectively "Intellectual Property Rights") necessary for its business as now conducted, without any known infringement of the right of others. Except as set forth on Schedule 4.7, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights, nor is the Seller bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property Rights of the Seller or any other person or entity, other than such licenses or agreements relating to the Seller's use rights regarding "off the shelf" or standard products. The Seller has received no notice that it is infringing upon, or violating or otherwise acting adversely to the right or claimed right of any person or entity under or with respect to any Intellectual Property Rights or licenses.

         4.8        Insurance.  The Seller maintains valid policies of insurance
                    ---------
with respect to its properties and business with the carrier(s) and in the coverage limits set forth on Schedule 4.8.

         4.9        Material Contracts and Obligations.  Schedule 4.9 sets forth
                    ----------------------------------
a list of all agreements or commitments of any nature to which the Seller is a party or by which it is bound which (a) require future expenditures by the Seller in excess of $50,000 or which might result in payments to the Seller in excess of $50,000, including without limitation that certain agreement with Who's Calling, pursuant to which Who's Calling provides network operating center, accounting, billing, and human resources services to Seller for $50,000 per month (the "Who's Calling NOC Contract"), (b) leases for real property, regardless of value, (c) licenses to software requiring future expenditure by seller in excess of $25,000, and (d) equipment leases relating to any Purchased Assets (the "Material Agreements"). All of the Material Agreements are valid, binding and in full force and effect in all material respects and enforceable by the Seller in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

         4.10  Employees.  Schedule  4.10 sets forth an accurate,  correct,  and
               ---------   --------------
complete list of all employees of the Company as of the date hereof, including name, title or position, and the present annual compensation or wage rate ("Employees"). The Seller is neither a party to, nor otherwise subject to, any collective bargaining or other agreement governing the wages, hours, and terms of employment of the Seller's Employees. The Seller is not aware of any pending or threatened labor dispute involving any of Seller's Employees. No employment claim, proceeding, or investigation which, singly or in the aggregate could reasonably be expected to result in a Material Adverse Effect is pending, or to the knowledge of the Seller, has been threatened against the Seller.

         4.11 Environmental Matters. Neither the Seller nor, to the knowledge of
              ---------------------
the Seller, any real property leased by the Seller, is subject to any pending or threatened investigation or order or proceeding by any governmental entity or any other person or to any remedial obligations under any environmental laws.

         4.12      Real Property.  The Seller owns no real property.  The Seller
                   ------------
leases  real  property  only  pursuant  to  such  leases  as  are  described  on
Schedule 4.12.

         4.13 ERISA.  Set forth on Schedule  4.13 is a complete and correct list
              -----
of all employee benefit plans (as defined in the Employee Retirement Income Security Act of 1974, as amended), and a summary of all plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit, or similar programs), and each other stock, severance, retirement, health, life, disability, group insurance, consulting, or any other similar plan, agreement, policy, or understanding (collectively, the "Employee Plans").

         4.14 Books and  Records.  The books,  records  and  accounts  of Seller
              -----------------
maintained with respect to the Business reflect, in all material respects, the transactions, assets and liabilities of Seller with respect to the Business.

         4.15  Permits,  Licenses  and  Compliance  with Law. The Seller has all
               ---------------------------------------------
permits, licenses and approvals of governmental and administrative authorities to own, lease and operate its business as currently conducted, except were the failure to have any of the foregoing would have no Material Adverse Effect.

         4.16     Securities Law Matters.  Seller represents and warrants to
                  ----------------------
Buyer that Seller is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

         4.17  Access  to Books  and  Records.  During  the  negotiation  of the
               ------------------------------
transactions contemplated herein, the Seller and its representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents and other information concerning the Buyer and to its offices and facilities, have been afforded an opportunity to ask such questions of the Buyer's officers, employees, agents, accountants and representatives concerning the Buyer's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the transactions contemplated by this Agreement.


                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller as follows:

         5.1        Access to Books and Records.  During the  negotiation of the
                    ---------------------------
transactions contemplated herein, the Buyer and its representatives and legal counsel have been afforded full and free access to corporate books, financial statements, records, contracts, documents and other information concerning the

Seller and to its offices and facilities, have been afforded an opportunity to ask such questions of the Seller's officers, employees, agents, accountants and representatives concerning the Seller's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the transactions contemplated by this Agreement.

         5.2        Organization  and  Standing.  The Buyer  is  a  corporation,
                    ---------------------------
organized under the laws of the State of Washington, and is a wholly owned subsidiary of Y3K Secure Enterprise Software, Inc. a corporation duly organized under the laws of the State of Nevada and has full corporate power and authority to conduct its business as presently conducted, and to enter into and perform this Agreement and the Related Agreements and to carry out the transactions contemplated by this Agreement and the Related Agreements. Each of the Buyer and Y3K is duly qualified to do business as a foreign corporation and is in good standing in the State of Washington and in every other jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         5.3        Authority   for  Agreement.   The  execution,  delivery  and
                    --------------------------
performance by the Buyer of this Agreement and the execution, delivery and performance by each of the Buyer and Y3K of the Related Agreements to which they are a party, and the consummation by the Buyer and Y3K of the transactions contemplated hereby and thereby, will, prior to the Closing, be duly authorized by all necessary corporate action. At the Closing, this Agreement and each of the Related Agreements will have been duly executed and delivered by the Buyer and Y3K and will constitute valid and binding obligations of the Buyer and Y3K enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Related Agreements, and compliance with their provisions by the Buyer and Y3K will not violate any provision of law and nor conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the Buyer's or Y3K's Articles of Incorporation or Bylaws or any decree, judgment, order, statute, rule or regulation applicable to the Buyer or Y3K.

         5.4        No Consents.  No consent,  approval or  authorization  of or
                    -----------
designation, declaration or filing with any governmental authority on the part of the Buyer or Y3K is required in connection with the valid execution, delivery and performance of this Agreement.

         5.5        Financial Ability to Close.  Buyer has the financial ability
                    --------------------------
to perform its obligations under this Agreement, the Promissory Note, and the Related Documents.

         5.6        Public Filings.  Buyer has made available to the Seller true
                    --------------
and complete copies of Y3K's annual report on Form 10-K for the fiscal year ended June 30, 2003, and Y3K's quarterly reports on Form 10-Q for fiscal quarters ended December 31,2002, March 31, 2003, and September 30, 2003, respectively, all current reports on Form 8-K filed since January 1, 2003, (collectively, the "SEC Documents") and has made available to the Seller any similar SEC Documents filed with the U.S. Securities and Exchange Commission (the "SEC") on or before the date hereof. As of their respective filing dates, each SEC Document complied in all material respects with the requirements of the

Securities Exchange Act of 1934, as amended, and as of their respective dates none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.7        No  Material  Adverse  Change.   There has been no  material
                    -----------------------------
adverse change in the business, operations, assets, financial condition, or results of operations of Buyer or Y3K or their respective ability to consummate the transactions contemplated hereby since the date of Y3K'squarterly report on Form 10-Q for the period ended September 30, 2003.

         5.8        Securities Law Compliance.  Assuming the representations and
                    -------------------------
warranties of Seller set forth in Section 4.16 hereof are true and correct, the issuance of the Y3K Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and all applicable state securities or "Blue Sky" laws. Buyer and Y3K have given Seller and its officers, directors, shareholder and agents the opportunity to ask questions of, and receive answers from, executive officers of Buyer and Y3K concerning Buyer, Y3K and the Y3K Shares, and such questions, if any, have been fully answered.

         5.9        Y3K Shares. Upon issuance to the Seller, the Y3K Shares will
                    ----------
have been duly authorized and shall be validly issued, fully paid, non-assessible and shall not have been issued in violation of any preemptive or similar rights or any agreement or arrangement to which Buyer or Y3K is a party or by which it is bound. The Y3K Shares, when issued, will be issued in compliance with all applicable, federal and state securities laws. The Y3K Shares will, upon issuance, be free and clear of any security interests, liens, claims, pledges, agreements, limitations on voting rights, charges, and all other adverse claims. The Y3K Shares constitute 9.9% of the issued and outstanding stock of Y3K on the date hereof.

                                    ARTICLE 6
                     COVENANTS AND POST-CLOSING OBLIGATIONS

         The parties hereby covenant and agree as follows:

        6.1         Conduct  of Business in Ordinary Course. Except as otherwise
                    ---------------------------------------
contemplated by this Agreement, from the date hereof through the Closing Date, Seller shall carry on the Business substantially the same manner as it is currently being conducted, and shall not make any unusual methods of purchase, sale, lease, management, accounting or operation relating to the Business that will vary materially from the methods used by Seller prior to the date of this Agreement. Seller shall continue making payments of all trade payables and installments of debt due to creditors of the Business in the ordinary course consistent with past practices, and shall continue to maintain all policies of insurance as currently in effect.

         6.2        Preservation of Business and Relationships. Seller shall use
                    ------------------------------------------
commercially reasonable efforts, to preserve Seller's business organization intact, and to preserve its present relationships with clients, suppliers, customers and others having business relationships with Seller in connection with the Business.

         6.3        Exclusivity. From and after the date of this Agreement
                    -----------
through the earlier of (i) the Closing Date or(ii) termination of this Agreement pursuant to Article 9, Seller will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person (including any employee of Seller) relating to the acquisition of the Business, whether through a merger, asset purchase, share purchase,consolidation or otherwise.

         6.4        Seller's Employees and Employee Plans. At Closing, Buyer or
                    -------------------------------------
Y3K shall offer employment to each of Seller's Employees, at the present annual compensation or wage rate reflected on Schedule 4.10, with such benefits as provided by the Seller as described on Schedule 4.13, and shall provide each such Employee the opportunity to participate in Buyer's or Y3K's, as the case may be, employee stock plan. Upon Closing, Seller shall terminate the employment of those Employees who accept employment with the Buyer or Y3K. This covenant shall be subject to a 90 day review period by the Buyer or Y3K, as the case may be, after which time Buyer or Y3K, as the case may be, shall have the right to continue to extend employment to Seller's Employees or terminate any Employee that it determines is in the best interest of the Buyer or Y3K, as the case may be, to do so. All employee compensation and benefit plans shall be subject to review and modification as is commercially reasonable in the sole judgment of Buyer's senior management.

         6.5        Who's Calling Agreements.  Within  thirty days following the
                    ------------------------
date hereof, Buyer shall: (i) enter into an agreement with Who's Calling to provide "most favored nation" pricing and terms in favor of Who's Calling on all products and services offered by the Buyer; and (ii) enter into a one-year agreement for joint co-buying of carrier services. Further, upon Who's Calling's prior request, during Buyer's normal business hours, Buyer shall grant Who's Calling access to the SSI billing software included in the Purchased Assets for backup and reconciliation purposes.

         6.6        Release of Personal Guarantees. Within sixty days following
                    ------------------------------
the date hereof, Buyer shall provide Seller with evidence, reasonably satisfactory to the Seller and Lonnie Benson, of (i) the release of Mr. Benson from all personal guarantee and liability for any obligation of the Seller or
(ii) the creation of a segregated sinking fund sufficient to permit the timely payment of all guaranteed obligations.

         6.7        Compliance with Court Order.  Buyer shall comply with and
                    ---------------------------
honor all obligations of Seller under the Court Order, a copy of which is attached to Schedule 4.5.

         6.8        Employment  of Steve  Forbes.  Within 10 days  following the
                    ----------------------------
Closing  Date,   the  parties   shall   mutually  agree   upon   the   terms  of
employment or engagement as a consultant of Steve Forbes by Buyer or Y3K.

         6.9       Assignment of Contracts. Following Closing, the parties shall
                   -----------------------
use all reasonable efforts to obtain any required consents for the assignment of the Material Agreements, including without limitation that certain Westin Building Telecommunications Facility Lease, dated August 15, 2003, by and between Seller and Sixth and Virginia Properties. Buyer shall pay any reasonable out-of-pocket expenses incurred in connection with seeking or obtaining such consents.

         6.10       Reconveyance of URL. On or prior to December 31, 2006, the
                    -------------------
Buyer shall, without further consideration, reconvey to Fox or its assignee, the URL and domain name "foxinternet.com."

                                    ARTICLE 7
                              CONDITIONS OF CLOSING

         7.1        Buyer's Obligation to Close.  Each obligation of Buyer to be
                    ---------------------------
performed at Closing is subject to the fulfillment of the following conditions on or prior to the Closing, any one or more of which may be waived in writing by
Buyer:

                  (a) No Litigation. No action, suit or proceeding against Seller, the Business or Buyer relating to the consummation of the transaction contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transaction shall be pending or threatened.

                  (b) Representations and Warranties; Covenants. The representations and warranties made by the Seller herein shall be correct as of the date of the Closing in all material respects with the same force and effect as though such representations and warranties had been made as of the date of Closing. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Seller shall have been duly complied with and performed including, without limitation, the deliveries contemplated by Section 3.2.

                  (c) Regulatory Approval. Buyer and Seller acknowledge that the conveyance of certain of the Purchased Assets and the sale of the Business to Buyer may be subject to regulatory approval. Buyer shall not be obligated to consummate the transactions contemplated hereby unless and until Buyer is satisfied with respect to the status of such regulatory approvals. In the event Buyer consummates the purchase of the Purchased Assets, Buyer shall be deemed satisfied with the status of such approvals and to waive any rights or remedies with respect to the failure of either party to obtain the same.

         7.2      Seller's Obligation to Close.  Each obligation of Seller to be
                  ----------------------------
performed at Closing are subject to the fulfillment of the following conditions on or prior to the Closing, any one or more of which may be waived in writing by
Seller:

                  (a) No Litigation. No action, suit or proceeding against Seller, the Business or Buyer or Y3K relating to the consummation of the transaction contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transaction shall be pending or threatened.

                  (b) Representations and Warranties; Covenants. The representations and warranties made by the Buyer herein shall be correct as of the date of the Closing in all material respects with the same force and effect as though such representations and warranties had been made as of the date of

Closing. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Buyer shall have been duly complied with and performed including, without limitation, the deliveries contemplated by Section 3.3.


                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1        Indemnification of Buyer. The Seller will indemnify and hold
                    ------------------------
Buyer and its directors, officers, affiliates, successors, assigns and agents (collectively, the "Buyer Parties") harmless from any and all losses, liabilities, damages, costs and expenses (collectively, "Losses") that any Buyer Party may suffer or incur as a result of or relating to the breach or inaccuracy of any of the representations, warranties, covenants, or agreements made by the Seller in this Agreement or any Related Agreement, any Excluded Liabilities, and any claims or demands from, or related to the conduct of the Business prior to the Closing Date; provided, however, that (a) the Buyer Parties will not be entitled to indemnification under this Section 8.1 for Losses unless the aggregate amount of all Losses exceeds $50,000, in which case the Buyer Parties will be entitled to indemnification for amounts only in excess of $50,000; and
(b) the Buyer Parties will not be entitled to indemnification under this Section
8.1 for Claims if and to the extent that Claims aggregate more than $2,300,000.

                  8.2        Indemnification of the Seller. Buyer will indemnify
                             -----------------------------
and hold the Seller and its directors, officers, affiliates, successors, assigns and agents (collectively, the "Seller Parties") harmless from any and all Losses that any Seller Party may suffer or incur as a result of or relating to the breach or inaccuracy of any of the representations, warranties, covenants, or agreements made by the Buyer or Y3K in this Agreement or any Related Agreement, any Assumed Liabilities, and any claims or demands from, or related to the conduct of the Business on or following the Closing Date; provided, however, that (a) the Seller Parties will not be entitled to indemnification under this
Section 8.2 for Losses unless the aggregate amount of all Losses exceeds $50,000, in which case the Seller Parties will be entitled to indemnification for amounts only in excess of $50,000; and (b) the Seller Parties will not be entitled to indemnification under this Section 8.2 for Claims if and to the extent that Claims aggregate more than $2,300,000; provided further that non-payment or performance of any Obligations (as defined in the Promissory
Note), or failure to perform any covenant or agreement in any Security Document (as defined in the Promissory Note), shall not be subject to the limitations and exclusions from Buyer's indemnification obligations set forth in clauses (a) and
(b) of this Section 8.2.

         8.3        Notice. Any party entitled to receive  indemnification under
                    ------
this Article 8 (the "Indemnified Party") agrees to give prompt written notice to the party or parties required to provide such indemnification (the "Indemnifying Party") upon the occurrence of any indemnifiable Loss or the assertion of any claim or the commencement of any action or proceeding in respect of which such a claim may reasonably be expected to occur (a "Loss Claim"), but the Indemnified Party's failure to give such notice will not affect the obligations of the Indemnifying Party under this Article 8 except to the extent that the Indemnifying Party is materially prejudiced thereby and will not affect the Indemnifying Party's obligations or liabilities otherwise than under this

Article 8. Such written notice will set forth a reference to the event or events forming the basis of such Loss Claim and the estimated amount involved, unless such amount is uncertain or contingent, in which event the Indemnified Party will give a later written notice when the amount becomes fixed.

         8.4          Defense  of Claims.  The  Indemnifying  Party may elect to
                      -----------------
assume and control the defense of any Loss Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses related thereto, if (a) the Indemnifying Party provides reasonable evidence to the Indemnified Party of its financial ability to satisfy such indemnification obligation; (b) the Loss Claim does not seek to impose any liability or obligation on the Indemnified Party other than for money damages; and (c) the Loss Claim does not relate to the Indemnified Party's relationship with its customers or employees. If such conditions are satisfied and the Indemnifying Party elects to assume and control the defense of a Loss Claim, then (i) the Indemnifying Party will not be liable for any settlement of such Loss Claim effected without its consent; (ii) the Indemnifying Party may settle such Loss Claim without the consent of the Indemnified Party; and (iii) the Indemnified Party may employ separate counsel and participate in the defense thereof, but the Indemnified Party will not be responsible for the fees and expenses of such counsel unless the Indemnifying Party has failed to adequately assume the defense of such Loss Claim or to employ counsel with respect thereto. If such conditions are not satisfied, the Indemnified Party may assume and control the defense of the Loss Claim; provided that the Indemnified Party may not settle any such Loss Claim without the consent of the Indemnifying Party, which consent will not be unreasonably withheld (and the Indemnifying Party will not be liable for any Claims resulting from a settlement effected in violation of this clause).

         8.5      Calculation of Loss Claim.  In calculating the value of a Loss
                  -------------------------
Claim under this Article 8, the following provisions shall be applied:

                  (a) The indemnification obligation of an Indemnifying Party shall be reduced so as to give effect to any net reduction in federal, state, local or foreign income or franchise tax liability realized at any time by it in connection with the satisfaction of a Claim with respect to which indemnification is sought hereunder (which for purposes of this Section 8.5(a), the parties agree shall be based upon a marginal tax rate of thirty-five percent (35%)). The indemnification obligation of an Indemnifying Party shall also be reduced to the extent of any insurance proceeds available; provided that the appropriate claimant shall use its commercially reasonable efforts to obtain insurance proceeds from its applicable insurance coverage. Additionally, the Indemnified Party shall refund to the Indemnifying Party any amount of its Losses that are subsequently recovered by it pursuant to a settlement or otherwise.

                  (b)        The   term    "Losses"   shall  not   include   any
consequential damages to the Indemnified Party, whether or not based upon events giving rise to indemnification hereunder.

         7.6        Survival;  Remedies.  All representations and warranties set
                    -------------------
forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and continue for a period ending on the six (6) month anniversary of the Closing

Date and all covenants to be complied with or performed following the Closing shall survive in perpetuity; provided, however, that any claim for indemnity under this Article 8 shall survive the time at which it would otherwise terminate if a claim for indemnification shall have been served on the Indemnifying Party prior to such time and such claim or proceeding is pending and is being maintained in good faith, then such claim shall continue until the final disposition of such claim.

                                    ARTICLE 9
                                   TERMINATION

         9.1        Termination.    This  Agreement  may  be  terminated and the
                    -----------
transactions contemplated hereby abandoned at any time prior to the Closing Date as follows:

                  (a)      by mutual written consent of Seller and Buyer;

                  (b) by Buyer by giving written notice to the Seller in the event the Seller is in material breach of any representation, warranty, or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, is not cured within ten (10) business days following delivery by the Buyer to the Seller of written notice of such breach;

                  (c) by Seller by giving written notice to the Buyer in the event the Buyer is in material breach of any representation, warranty, or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach is not cured within ten (10) business days following delivery by the Seller to the Buyer of written notice of such breach;

                  (d) by Buyer, in the event that each of Buyer's conditions to close provided in Section 7.1 have not been met, or waived, in writing by Buyer on or prior to two days following the scheduled Closing Date (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement); or

                  (e) by Seller in the event that each of Seller's conditions to close provided in Section 7.2 have not been met, or waived in writing by Seller on or prior to two days following the scheduled Closing Date (unless the failure results primarily from a breach by the Seller of any representation, warranty or covenant contained in this Agreement).

         9.2        Effect of Termination. In the event of a termination of this
                    ---------------------
Agreement pursuant to this Article 9 each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any cost, expense, damage or loss of anticipated profits hereunder.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

         10.1     Repetition of Representations, Warranties and Covenants.
                  -------------------------------------------------------
The representations and warranties of Seller and Buyer shall be deemed made as of the Closing.

         10.2 Expenses.  Except as otherwise  expressly  provided  herein,  each
              --------
party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in consummating the transactions contemplated by this Agreement.

         10.3 Headings.  The subject  headings of Sections of this Agreement are
              --------
included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         10.4 Entire Agreement;  Modification;  Waiver. This Agreement, together
              ----------------------------------------
with the Related Agreements, schedules hereto and the agreements and instruments attached hereto as Exhibits, constitute the entire agreement among the parties hereto pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No amendment of this Agreement shall be binding unless in writing executed by the parties hereto. No waiver of any of the provisions of this Agreement shall be, or shall constitute, a waiver of any other provision, whether or not similar; nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         10.5  Assignment.  This  Agreement,  and  the  rights  and  obligations
               ----------
hereunder, may not be assigned by any party without the prior written consent of the other parties hereto, which consent may be withheld in any such party's sole discretion. Notwithstanding the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         10.6       Notices. All notices, requests,  consents and other
                    -------
communications under this Agreement shall be in writing and shall be delivered by hand or fax or mailed by first-class certified or registered mail, with return receipt requested and with postage prepaid:

If to Buyer:                                    Ecuity Holdings, Inc.
                                                108 West Stewart Avenue
                                                Puyallup, WA  98371
                                                Phone:  253.284.2935
                                                Fax:  253.284.2944

With a copy to:                                 King Cole, President
                                                Y3K Secure Enterprise Software,
                                                Inc.
                                                108 West Stewart Avenue
                                                Puyallup, WA  98371
                                                Phone:  253.284.2935
                                                Fax:  253.284.2944

And a copy to:                                  Jack G. Orr, Esq.
                                                110 Old City Hall
                                                625 Commerce Street
                                                Tacoma, WA  98402
                                                Phone:  253.756.9795
                                                Fax:  253.756.9782

If to Seller:                                   5210 Carillon Point
                                                Kirkland, WA 98033

                                                Phone:  425.605.9220
                                                Fax:  425.643.0716

With a copy to:                                 Cairncross and Hempelmann, P.S.
                                                524 Second Avenue, Suite 500
                                                Seattle, Washington  98104
                                                Attention:  Scott T. Bell
                                                Fax:  (206) 587-0700

Notices provided in accordance with this Section shall be deemed delivered upon personal deliver, one business day after being sent overnight mail by a recognized overnight courier service, or three (3) business days after deposit in the mail as registered mail. Any change of notice address may be delivered to the other party in accordance with the notice provisions of this Agreement.

         10.7       Governing  Law;  Venue.  This Agreement  shall be  construed
                    ----------------------
in accordance with and governed by the laws of the State of Washington without regard to conflicts of laws principles. All parties consent to the exclusive jurisdiction and venue of the federal and state courts located in King County, Washington with respect to any controversy or claims.

         10.8     Severability.  The invalidity or unenforceability of any
                  ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         10.9  Counterparts.  This  Agreement  may be  executed  in one or  more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   Remainder of page intentionally left blank.

         IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the day and year first above written.

Buyer:                                    Ecuity Holdings, Inc.
-----

                                          By:  s/ King Cole
                                          -------------------------

                                          Name:  King Cole
                                          -------------------------

                                          Title:  CEO
                                          -------------------------




Seller:                                   Fox Communications Corporation
------
                                          By:  s/Lonnie J. Benson
                                          ------------------------------

                                          Name:  Lonnie J.Benson
                                          ------------------------------

                                          Title:  CEO
                                          ------------------------------





                   Signature Page to Asset Purchase Agreement.

Schedules
---------
Schedule 1.1      Purchase Assets
Schedule 1.2      Excluded Assets
Schedule 2.2      Adjustment Report
Schedule 2.3      Purchase Price Allocation
Schedule 4.4      Material Adverse Effect Since the Financial Statements
Schedule 4.5      Court Order
Schedule 4.6      Liens
Schedule 4.7      Intellectual Property
Schedule 4.8      Insurance
Schedule 4.9      Material Agreements
Schedule 4.10     Employees
Schedule 4.12     Real Property Leases
Schedule 4.13     Employee Plans

Exhibits
--------
Exhibit A         Promissory Note
Exhibit B         Security Agreement
Exhibit C         Voting Agreement
Exhibit D         Bill of Sale
Exhibit E         Assumption Agreement
Exhibit F         L. Benson Consulting Agreement
Exhibit G         Trademark License
Exhibit H         Stock Pledge Agreement
Exhibit I         Guaranty

Exhibit 10.1

                             SECURED PROMISSORY NOTE
                             -----------------------

$3,675,000                                                      January 14, 2004


         FOR VALUE RECEIVED, Ecuity Holdings, Inc., a Washington corporation ("Maker"), promises to pay to the order of Fox Communications Corporation, a Washington corporation ("Holder"), at _______________ or such place as the holder hereof may from time to time designate in writing, the principal sum of THREE MILLION SIX HUNDRED AND SEVENTY FIVE THOUSAND DOLLARS ($3,675,000) with interest on the unpaid principal from the date hereof at a per annum variable rate, adjusted daily (the "Interest Rate"), equal to the Prime Rate plus three percentage points (prime + 3%). As used herein, "Prime Rate" shall mean the per annum prime rate of interest published from time to time by the Wall Street Journal. If at any time the Wall Street Journal ceases to publish such a prime interest rate, there shall be substituted therefor the per annum prime rate publicly announced from time to time by Bank of America or its successor. Interest will be calculated on the basis of a 360 day year and applied to the actual number of days elapsed.

         The principal under this Note shall be due and payable in the following installments, together with all accrued and unpaid interest on the outstanding principal amount:

               Payment Date:                     Principal Payment:

            January 20, 2004                                $50,000
            February 5, 2004                               $150,000
               March 5, 2004                               $150,000
               April 5, 2004                             $2,125,000
             August 15, 2004                             $1,200,000


         This Note may be prepaid in whole or in part, without premium or penalty, at any time. All payments made on this Note shall be applied first against accrued interest and then against principal.

         Contemporaneous with the execution of this Note, the Maker and Holder are entering into and executing a Security Agreement (the "Security Agreement"), and Holder and Y3K Secure Enterprise Software, Inc., a Nevada corporation ("Y3K") and owner of 100% of the outstanding stock of Maker (the "Shares"), are entering into a Stock Pledge Agreement (the "Stock Pledge Agreement") and a Parent Guaranty (collectively with the Security Agreement and the Stock Pledge Agreement, the "Security Documents"), granting to Holder a security interest in all of the Maker's assets and the Shares to secure the Maker's obligations under this Note and providing for Y3K's guaranty of the Maker's obligations hereunder.

         The entire unpaid principal sum of this Note, and accrued and unpaid interest shall become immediately due and payable in cash upon the occurrence of an Event of Default. For purposes of this Note, an "Event of Default" shall mean any of the following: (a) a sale of substantially all of the Maker's assets, merger, liquidation or other similar transaction involving the Maker; (b) the failure to make a payment when due under this Note which continues for fifteen
(15) days after the due date for such payment; (c) the breach of any representation, covenant or condition contained in any Security Document which is not cured within fifteen (15) days of receipt of written notice of such breach from Holder to Maker; (d) the execution by the Maker of a general assignment for the benefit of creditors; (e) the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal Bankruptcy Act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of 20 days or more; (f) the appointment of a receiver or trustee to take possession of any property or assets of the Maker; or (g) the attachment of or execution against any property or assets of the Maker, which remains unstayed for a period of 20 days.

         For a period of sixty (60) days following any Event of Default (the "Cure Period") Maker shall have the right to cure such Event of Default which, in the case an Event of Default resulting from Maker's failure to make a payment when due under this Note, shall mean payment to Holder of the missed payment together with any additional payments that are due and all accrued interest, including additional interest accruing as a result of any failure to pay the Obligations when due. During the Cure Period, provided that Buyer proceeds diligently to effect such cure, Seller will refrain from foreclosing on any collateral securing Buyer's obligations under the Security Documents, including pursuing any rights or remedies it may have under the Guaranty Agreement.

         Any amount owing under this Note (whether principal, accrued interest or other obligations arising hereunder (collectively, the "Obligations")) that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, at a rate of 18% per annum.

         If action is instituted to collect this Note, the Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Maker hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other formality. No waiver or modification of the terms of this Note shall be valid unless in writing, signed by the Holder. No course of dealing and no delay on the part of any Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such person's rights, powers or remedies. No right, power or remedy conferred by the Note shall be exclusive of any other right, power or remedy referred to herein or therein or hereafter accessible at law, in equity, by statute or otherwise.

         This Note shall be binding upon the Maker and its successor and assigns and shall inure to the benefit of the Holder and its successor and assigns.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Washington without regard to conflicts of laws principles. All parties consent to the exclusive jurisdiction and venue of the federal and state courts located in King County, Washington with respect to any controversies or claims.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                           Maker:

                           Ecuity Holdings, Inc.

                           By:               s/ King Cole
                           ------------------------------
                           Name:             King Cole
                           ------------------------------
                           Its:              CEO
                           ------------------------------

Exhibit 10.2

                             STOCK PLEDGE AGREEMENT
                             ======================

         This Stock Pledge Agreement ("Agreement") is made as of January 14, 2004, by and between Y3K Secure Enterprise Software, Inc. ("Y3K") and Fox Communications Corporation ("Fox").

                                    Recitals

         Y3K owns 100% of the issued and outstanding capital stock of Ecuity Holdings, Inc., a Washington corporation ("Subsidiary" or "Ecuity"). Concurrently with this Agreement, Fox has agreed to sell to Subsidiary, and Subsidiary has agreed to purchase from Fox, certain of the assets of Fox pursuant to the terms of and for the consideration described in that certain Asset Purchase Agreement, dated of even date herewith, by and between Fox and Subsidiary (the "Purchase Agreement"). As partial consideration for the purchase of the Fox assets, Subsidiary has agreed to issue to Fox a promissory note in principal amount of $3,675,000 (the "Note"), the payment and the performance of which is to be secured by, among other things, a pledge all of Y3K's shares of stock in the Subsidiary (the "Shares"). To induce Fox to enter into the Purchase Agreement, and as security for Ecuity's payment of the Obligations (as defined in the Note, and as security for Y3K's guaranty thereof, Y3K has agreed to pledge the Shares to Fox.

                                    Agreement

         1.         Stock Pledge. Y3K does hereby pledge,  transfer,  assign and
                    ------------
grant to Fox a pledge and security interest in the Shares to secure Ecuity's timely performance of its Obligations under the Note and Y3K's performance of its obligations under its guaranty of the Note . The certificate representing the Shares is accompanied by an assignment separate from certificate substantially in the form attached hereto as Exhibit A endorsed in blank by Y3K, which has been delivered to Fox pursuant to this Agreement. Y3K represents and warrants that it is the sole owner of the Subsidiary, and that the Shares pledged to Fox hereunder constitute all of the outstanding capital stock of the Subsidiary.

         2.          Dividends and Redemption.  Y3K shall be entitled to receive
                     ------------------------
all cash dividends received on the Shares held under the pledge herein, unless an Event of Default (as defined in the Note) has occurred. In the event a stock dividend is paid on the Shares or additional shares of stock in Subsidiary are issued to Y3K, such shares when issued shall be endorsed in blank and delivered to Fox and held by Fox as a part of the security under the terms of this Agreement.

         3.          Voting Rights. Y3K shall be entitled to retain and exercise
                     -------------
all voting rights for the Shares held under the pledge herein, unless an Event of Default has occurred.

         4.           Restriction  on  Transfer  or  Encumbrance;   Issuance  of
                      ----------------------------
Additional Shares. Y3K covenants that, until the Note and the Obligations have been satisfied in full, Y3K will not: (a) sell, convey or otherwise dispose of any of the Shares or any interest therein, (b) create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any other security interest in or with respect to any of the Shares or its proceeds, other than those in favor of Fox as created by this Pledge Agreement, or (c) transfer or permit Ecuity to issue any additional shares of the Subsidiary to any party, other than in compliance with Section 2 hereof.

         5.           Substitution  of  Collateral.  In  the  event  of  merger,
                      ----------------------------
consolidation, reorganization, dissolution, or liquidation of the Subsidiary, or if any redemption, reclassification, readjustment or other change is declared or made in the capital structure of the Subsidiary, or in the Shares, Fox will accept in lieu and Y3K agrees to deliver and hypothecate to Fox, any securities or physical assets received in exchange for the Shares. That substitute collateral will be held by Fox under the terms of this Agreement in the same manner as the original Shares.

         6.         Default. If an Event of Default has occurred, subject to the
                    -------
right of Subsidiary to cure any Event of Default under terms of the Note, Fox may declare a default under this Agreement, and Fox shall have such rights and remedies with respect to the Shares or any part thereof and the proceeds thereof as are provided by the Uniform Commercial Code of the State of Washington. For the purposes hereof, 15 days' notice shall constitute reasonable notice incident to any sale of the Shares by Fox. The proceeds of sale of any of the Shares, additions thereto, or substitutions therefor shall be applied by Fox to the payment of all expenses reasonably incurred or paid by Fox in connection with any sale, transfer or delivery of the Shares, and then to the payment of the amount or amounts owed Fox under the Note. Any surplus thereafter remaining shall be paid to Y3K or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct. Fox may become a purchaser at either a public or private sale of any or all of said property rights or interest or security so sold, and may thereafter hold the same absolutely free from any claim or right on the part of Y3K.

         7.       Notice.  Any notice required to be given hereunder shall be
                  ------
given in the manner specified in the Purchase Agreement.

         8.       Non-Waiver  and Successors.   No  provision of this instrument
                  --------------------------
shall be deemed to be waived by Fox unless the waiver is in writing and executed by Fox. This instrument shall be binding upon all the heirs, executors, administrators, successors and assigns of Y3K and Fox.

         9.       Attorneys'  Fees  and Costs.  In the event any suit, action or
                  ---------------------------
arbitration proceeding is commenced by a party under this Agreement to enforce its terms or to seek damages or equitable relief in connection with the breach of this Agreement, the substantially prevailing party shall be entitled to reasonable attorney's fees and costs to be fixed by the court or arbitrator, including such fess and costs as may be incurred in any appellate or bankruptcy proceedings.

         10.      Termination.  This Agreement and the pledge created hereby
                  -----------
shall terminate upon the full payment of all Obligations under the Note in accordance with the terms thereof.

         11.      Governing Law; Venue.    This  Agreement shall be construed in
                  -------------------
accordance with and governed by the laws of the State of Washington without regard to conflicts of laws principles. All parties consent to the exclusive jurisdiction and venue of the federal and state courts located in King County, Washington with respect to any controversies or claims.

         12.      Voting Agreement.  It is the intent of the parties that this
                  ----------------
Agreement be construed in accordance with that certain Voting Agreement dated of even date herewith between the parties (the "Voting Agreement"). In the event of a conflict between this Agreement and the Voting Agreement, Fox shall have the right to elect whether this Agreement or the Voting Agreement shall control.

                   Remainder of page intentionally left blank.

         IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the day and year first above written.

Y3K:                                       Y3K Secure Enterprise Software, Inc.
---

                                           By:  s/ King Cole
                                           -----------------

                                           Name:  King Cole
                                           -----------------

                                           Title:  President
                                           -----------------




Fox:                                       Fox Communications Corporation
---
                                           By:  s/ Lonnie J. Benson
                                           ------------------------

                                           Name:  Lonnie J. Benson
                                           -----------------------

                                           Title:   CEO
                                           -----------------------




                    Signature page to Stock Pledge Agreement
                          EXHIBIT A to Pledge Agreement

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, the undersigned, Y3K Secure Enterprise Software, Inc. hereby sells, assigns, and transfers unto Fox Communications Corp. ____________ shares of the capital stock of Ecuity Holdings, Inc., a Washington corporation (the "Company") standing in the undersigned's name on the books of the Company, such shares being represented by Certificate No. __________ and does hereby irrevocably constitute and appoint _________________________ as attorney-in-fact to transfer the shares on the books of the Company with full power of substitution in the premises.


         EXECUTED this 14th day of January, 2004.

                                            Y3K Secure Enterprise Software, Inc.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

Exhibit 10.3

                                 PARENT GUARANTY


         GUARANTY, dated January 14, 2004, made by Y3K SECURE ENTERPRISE SOLUTIONS, INC., a Nevada corporation (the "Guarantor"), in favor of the Guarantied Parties referred to below.


                              W I T N E S S E T H:
                             - - - - - - - - - - -

         WHEREAS, Ecuity Holdings, Inc., a Washington corporation and wholly owned subsidiary of the Guarantor ("Obligor") has entered into an Asset Purchase Agreement dated as of January 14, 2004 with Fox Communications Corporation, a Washington corporation ("Fox") (said Purchase Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Purchase Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined); and

         WHEREAS, in partial payment of the purchase price contemplated under the Purchase Agreement, the Obligor has made in favor of Fox that certain Secured Promissory Note in the original principal amount of $3,675,000 (the "Note"); and

         WHEREAS, the Guarantor directly owns beneficially and of record 100% of the capital stock or other equity interests of the Obligor, and the Obligor and the Guarantor are members of the same consolidated group of companies and are engaged in related businesses, and the Guarantor will derive direct and indirect economic benefit from the Advances; and

         WHEREAS, Fox would not enter into the Purchase Agreement or consummate the transactions contemplated thereby that the Guarantor shall have executed and delivered this Guaranty; and

         WHEREAS, Fox and its permitted successors and assigns are herein referred to as the "Guarantied Parties";

         NOW, THEREFORE, in consideration of the premises and to induce Fox to enter into the Purchase Agreement and to accept the Note in partial payment of the purchase price thereunder, the Guarantor hereby agrees as follows:

1.                     Guaranty.   The  Guarantor  hereby   unconditionally  and
                       --------
irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) each of the Obligor's obligations under the Purchase Agreement including, without limitation, Obligor's indemnification obligations thereunder; (b) the Note, and all obligations arising thereunder, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise; (c) any and all reasonable out-of-pocket expenses (including, without limitation, reasonable expenses and reasonable fees and expenses of counsel for the Guarantied Parties) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty; and (d) all present and future amounts that would become due but for the operation of Section 502 or 506 or any other provision of Chapter 11 of title 11 of the United States Code, as amended (the "Bankruptcy Code"), and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if the Obligor or the Guarantor voluntarily or involuntarily becomes subject to any bankruptcy, insolvency or other similar debtor relief laws (the items set forth in clauses (a), (b), (c) and (d) immediately above being herein referred to as the "Guarantied Obligations"). Upon failure of the Obligor to pay or perform any of the Guarantied Obligations when due (whether at stated maturity, by acceleration or otherwise), the Guarantor hereby further agrees to promptly pay, perform or cause to be performed the same, without any demand or notice whatsoever, including without limitation, any notice having been given to the Guarantor of either the acceptance by the Guarantied Parties of this Guaranty or the creation or incurrence of any of the Obligations. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection, meaning that it is not necessary for the Guarantied Parties, in order to enforce payment by the Guarantor, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against any obligor, or to enforce any rights against any collateral. Notwithstanding anything herein or in any other Related Agreement to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Section 1 would otherwise, taking into account the provisions of Section 10 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by the Obligor, the Guarantor or any Guarantied Party, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

2.                    Guaranty  Absolute.  The  Guarantor  guaranties  that  the
                      ------------------
Guarantied Obligations will be paid strictly in accordance with the terms of the Purchase Agreement or the Note, as applicable, without set-off or counterclaim, and regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

        (a) any lack of validity or enforceability of any provision of the Purchase Agreement, the Note or any Related Agreement, or avoidance or subordination of any of the Guarantied Obligations;

        (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Purchase Agreement, the Note or any of the other Related Agreements;

        (c) any exchange, release or non-perfection of any lien, charge, encumbrance or pledge on or of any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations;

        (d) the absence of any attempt to collect any of the Guarantied Obligations from the Obligor or from any other guarantor or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties;

        (e) any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guarantied Parties with respect to any provision of the Purchase Agreement, the Note or any Related Agreement;

        (f) the election by any of the Guarantied Parties in any proceeding under the Bankruptcy Code of the application of section 1111(b)(2) of the Bankruptcy Code;

        (g) any borrowing or grant of a security interest by the Obligor, as debtor-in-possession, under section 364 of the Bankruptcy Code; or

        (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor other than payment or performance of the Obligations.

3.                     Waiver.   Guarantor  hereby  (i)  waives  (A)  notice  of
                       ------
acceleration, notice of intent to accelerate, promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or other lien, charge, encumbrance or pledge on or of any property subject thereto or exhaust any right or take any action against the Obligor or any other Person or any collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Obligor, (D) protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that demand be made on the Obligor as a condition precedent to the Guarantor's obligations hereunder) and (G) all rights by which Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against the Obligor, Guarantor or any other guarantor or person; and (ii) covenants and agrees that this Guaranty will not be discharged except by complete payment and performance of the Guarantied Obligations and any other obligations of such Guarantor contained herein, subject, however, to the reinstatement provisions of Section 9 hereof.

        (a) If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Obligor or any other person, whether because of any applicable law pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Obligor shall not impair the obligation of the Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of the Guarantor contained herein.

        (b) In the event any of the Guarantied Parties shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Related Agreements, such Guarantied Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guarantied Party but shall be credited against the Guarantied Obligations.

        (c) The Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or any Guarantied Party is prevented from taking any action to realize on any collateral, the Guarantor agrees to pay to the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

        (d) The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Obligor, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise the Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in its sole discretion undertakes at any time or from time to time to provide any such information to the Guarantor, such Guarantied Party shall be under no obligation
(i) to undertake any  investigation  not a part of its regular business routine,
(ii) to disclose any information which, pursuant to accepted or reasonable commercial practices, such Guarantied Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

        (e) The Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshal any assets in favor of the Guarantor or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any person or source.

4.                   Representations and Warranties. Guarantor hereby represents
                     -----------------------------
and warrants to the Guarantied Parties that the representations and warranties set forth in Article 5 of the Purchase Agreement as they relate to the Guarantor or to any Related Agreement to which the Guarantor is a party are true and correct and the Guarantied Parties shall be entitled to rely on each of them as if they were fully set forth herein.

5.                   Amendments, Etc. No amendment or waiver of any provision of
                     ---------------
this Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Guarantied Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.                   Notices. All notices,  requests,  consents and other
                     -------
communications under this Guaranty shall be in writing and shall be delivered by hand or fax or mailed by first-class certified or registered mail, with return receipt requested and with postage prepaid:

If to Guarantor:  King Cole, President
                  Y3K Secure Enterprise Software, Inc.
                  108 West Stewart Avenue
                  Puyallup, WA  98371
                  Phone:  253.284.2935
                  Fax:  253.284.2944

With a copy to:   Jack G. Orr, Esq.
                  110 Old City Hall
                  625 Commerce Street
                  Tacoma, WA  98402
                  Phone:  253.756.9795
                  Fax:  253.756.9782

If to any Guarantied Party: Lonnie Benson
                  5210 Carillon Point
                  Kirkland, WA 98033
                  Phone:  425.605.9220
                  Fax: 425.643.0716

With a copy to:   Cairncross and Hempelmann, P.S.
                  524 Second Avenue, Suite 500
                  Seattle, Washington  98104
                  Attention:  Scott T. Bell
                  Fax:  (206) 587-0700

Notices provided in accordance with this Section shall be deemed delivered upon personal delivery, one business day after being sent overnight mail by a recognized overnight courier service, or three (3) business days after deposit in the mail as registered mail. Any change of notice address may be delivered to the other party in accordance with the notice provisions of this Agreement.

7.                No Waiver; Remedies.
                  -------------------

        (a) No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any of the other Loan Papers.

        (b) No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in way affect or impair any of the rights of the Guarantied Parties or the obligations of the Guarantor under this Guaranty or under any of the other Related Agreements, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on the Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

8.                  Continuing Guaranty; Transfer of Note. Subject to Section 9,
                    -------------------------------------
this Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the Secured Obligations are irrevocably paid in full, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, transferees, and permitted assigns. Without limiting the generality of the foregoing clause (iii), each of the Guarantied Parties may assign or otherwise transfer the Note or all or any portion of any other Guarantied Obligations owed to it to any other person, and such other person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to the Note and the Guarantied Obligations so transferred or assigned, subject, however, to compliance with the applicable provisions of the document or instrument evidencing the Guarantied Obligation so transferred in respect of assignments. Guarantor may not assign any of its obligations under this Guaranty without first obtaining the written consent of the Guarantied Parties.

9.                  Reinstatement.  This Guaranty shall remain in full force and
                    -------------
effect and continue to be effective should any petition be filed by or against the Obligor for liquidation or reorganization, should Obligor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Obligor's assets, and shall, to the fullest extent permitted by applicable law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guarantied Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Guarantied Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10.                   GOVERNING  LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND BE
                      --------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

11.               Submission to Jurisdiction; Jury Trial.
                  --------------------------------------

        (a) Any legal action or proceeding with respect to this Guaranty or any document related thereto may be brought in the United States Federal or State Courts sitting in King County, Washington, and the Guarantor and Guarantied Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The

Guarantor and Guarantied Parties hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

        (b) Nothing contained in this Section shall affect the right of Guarantor or Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any other party or its property in any other jurisdiction.

12.               Section  Titles.  The Section  titles  contained  in this
                  ---------------
Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

13.               Execution in Counterparts.    This Guaranty may be executed in
                  -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

14.               Miscellaneous.  All references  herein to the Obligor or to
                  -------------
the Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Obligor or the Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

15.               Subrogation and Subordination.
                  -----------------------------

        (a) Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Guarantied Obligations are irrevocably paid in full, the Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Obligor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Guarantied Party against the Obligor or any collateral which any Guarantied Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Guarantied Parties and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Note, the Purchase Agreement or the Related Agreement, as applicable. The Guarantor acknowledges that it will receive direct and indirect benefits from the arrangements contemplated by the Note, the Purchase Agreement and the Related Agreements and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

        (b) Subordination. All debt and other liabilities of the Obligor to the Guarantor ("Obligor Debt") are expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Guarantied Obligations and, until the Guarantied Obligations are irrevocably paid in full, the Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Obligor Debt or any security therefor.

        (i) If any Guarantor receives any payment on the Obligor Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Agent; and

         (i) In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any bankruptcy, insolvency or similar debtor relief law (an "Insolvency Proceeding") and subject to court orders issued pursuant to the federal bankruptcy code, the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Obligor Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, the Guarantor will at any time prior to the date the Guarantied Obligations are irrevocably paid in full: (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Obligor's obligation to pay the Obligor Debt, and
         (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Obligor Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Guarantied Obligations.

16.                 Guarantor Insolvency. Should the Guarantor voluntarily seek,
                    -------------------
consent to, or acquiesce in the benefits of any bankruptcy, insolvency or similar debtor relief law or become a party to or be made the subject of any proceeding provided for by any such law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guarantied Party granted hereunder, then, the obligations of the Guarantor under this Guaranty shall be, as between the Guarantor and such Guarantied Party, a fully-matured, due, and payable obligation of the Guarantor to such Guarantied Party (without regard to whether the Obligor is then in default under the Note or whether any part of the Guarantied Obligations is then due and owing by the Obligor to such Guarantied Party), payable in full by the Guarantor to such Guarantied Party upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

17.                   Rate Provision.  It is not the intention of any Guarantied
                      --------------
Party to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guarantied Party shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the highest rate permitted by applicable law (the "Highest Lawful Rate"). In no event shall the Guarantor be obligated to pay any amount in excess of the Highest Lawful Rate. If from any circumstance any Guarantied Party shall ever receive, collect or apply anything of value deemed excess interest under applicable law, an amount equal to such excess shall be applied to the reduction of (i) any outstanding indemnification obligations under the Purchase Agreement then (ii) to the principal amount outstanding under the Note, and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Highest Lawful Rate, the Guarantor and the Guarantied Parties shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Guarantied Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Highest Lawful Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Guarantied Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Guarantied Party shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.

18.                   Severability.  Any provision of this Guaranty which is for
                      ------------
any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

19.               ENTIRE  AGREEMENT.  THIS GUARANTY  REPRESENTS THE FINAL
                  -----------------
AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

        GUARANTOR:                        Y3K SECURED ENTERPRISE SOLUTIONS, INC.



                                          By: s/ King Cole
                                          -------------------------------------
                                          Name: King Cole
                                          Title: President




Accepted and Acknowledged:

FOX COMMUNICATIONS, INC.


By: s/ Lonnie J. Benson
-----------------------
Name: Lonnie J. Benson
Title: CEO




                       Signature page to Parent Guaranty.

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Exhibit 99.1

SEATTLE, WA, Jan. 14 Y3K Secure Enterprise Software, Inc., (OTC/BB: YTHK), an end-to-end unified communications and technologies company serving the small to medium sized business market, announced today the acquisition of the material assets of Fox Communications. Under the terms of the transaction, Y3K's subsidiary, Ecuity Holdings, Inc., has acquired the material assets of the sixteen year old Washington based telecommunications company through a cash, promissory note and stock transaction valued at approximately $4.8 million. This transaction completes the final phase of the Joint Operating Agreement between Y3K and Fox Communications.

The assets acquired by Y3K include the competitive local exchange carrier (CLEC) consisting of a customer base of 18,000 residential and business customers, conferencing and ISP operations, next generation voice services, fully functioning customer service and billing capabilities and the employee base and Fox management. Additionally, the transaction included the recently upgraded Network Operation Center (NOC) that allows for the significant expansion of unified end-to-end communication solutions through the addition of voice over IP
(VoIP). In addition to the growth of the unified products and services, the new NOC increases efficiencies, reduces costs and has a positive impact on operating revenue. Fox Communications generated $16 million in revenue in 2003. The historical revenues of Fox Communications will not be reflected in Y3K's financial statements.

This acquisition allows Y3K to emerge as one of the few companies nationwide to provide complete voice and secure communications and technologies to small and medium sized businesses. In order to reflect the robust product line of unified communications and next generation voice services now offered, the new wholly owned telecommunications subsidiary is called Ecuity Holdings, Inc. Frank Maros, of Fox Communications, moved from sales and marketing to President of Ecuity Holdings, Inc. Maros will oversee all operations within this subsidiary. Fox Communications' residential and business customers will be transitioned and will not experience a change in their current level of service. Fox's customers can expect to benefit from an increased level of services and expanded product offerings.

"The management of Fox and its talented team of people have built a successful and innovative telecommunications company with a strong and loyal customer base. We are enthusiastic about incorporating these assets into Y3K and we expect that over the next 90 days we will successfully complete this integration," stated King Cole, President of Y3K. "This new subsidiary of Y3K allows us to now economically deliver to the small and medium business market complete end-to-end communication solutions including secure next generation voice services, instant messaging, data transfer, long distance plans, conference calling and internet services coupled with cutting edge technology."

"Our vision is to be the leading provider of complete communication solutions for small to medium sized businesses. The entrepreneurial spirit that has driven Fox and allowed us to build a successful company will continue to grow and thrive at Y3K," stated Frank Maros, President of Ecuity Holdings, Inc.

With the transaction complete, Y3K's first quarter plans include the continued sale and operation of telecommunication services, the continued integration and national marketing of end-to-end unified communication services, the marketing of the complete product and service set to the current customer base of 18,000 and the launch of voice over IP. For a complete list of products and services, visit www.ythk.com.

About Y3K Secure Enterprise Software (www.ythk.com)

Located in Seattle, Washington, Y3K has emerged as one of the few providers of complete end-to-end unified communication technologies for the small to medium business market. Y3K economically delivers secure next generation voice services, instant messaging, data transfer, long distance plans, conference calling, internet services and enterprise software packages designed to meet the communication needs of today's business world. Through the integration of web based telecommunications and cutting edge software technology, Y3K's unified

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communication  solutions  break down distance,  time and media barriers to allow people to communicate anywhere, anytime and across multiple mediums.

Perfectly suited for today's geographically diverse workforce, Y3K's unified communication solutions and software technologies allow businesses to work smart, without barriers.

This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.